CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-130203 and 333-130204) of Kearny Financial Corp. (the “Company”) of our reports dated September 11, 2007, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

/ s / Beard Miller Company LLP

Beard Miller Company LLP

Pine Brook, New Jersey

September 12, 2007